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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation on Form S-8 (File No. 333-66785), Form S-8 (File No. 333-66459), Form S-8 (File No. 333-66349), Form S-3 (File
No.33-49085), Form S-3 (File No. 333-48083), Form S-3 (File No. 33-30642), Form
S-3 (File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8 (File
No.33-10378), Form S-8 (File No. 33-58681), Form S-8 (File No. 33-58683), Form
S-8 (File No.333-00409), Form S-8 (File No. 33-36551), Form S-3 (File No.
33-62393), Form S-4 (File No. 333-11573), Form S-8 (File No. 333-33747), Form
S-8 (File No. 333-41593), Form S-3 (File No. 333-42801), Form S-8 (File No.
333-45985), Form S-8 (File No. 333-75553), Form S-8 (File No. 333-81619), Form
S-4 (File No. 333-30800) and Form S-3 (File No.333-78121-01) of our report dated February 14, 2000, relating to the consolidated financial statements of PrimeCo Personal Communications, L.P. as of December 31, 1999 and for the year then ended, which report is included in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
May 11, 2000